LYNCH, BREWER, HOFFMAN & SANDS, LLP LETTERHEAD

                                  June 30, 2000

Pauze Funds
14340 Torrey Chase Boulevard, Suite 170
Houston, TX 77014

Ladies and Gentlemen:

     We hereby consent to the incorporation by reference of our opinion dated July 2, 1999, which was attached as Exhibit Number 2 to Post Effective Amendment Number 17 to the Registration Statement on Form N-1A filed by Pauze Funds, a Massachusetts business trust, in Post Effective Amendment Number 14 to such Registration Statement.

                                        Very truly yours,

                                        /s/ LYNCH, BREWER, HOFFMAN, & SANDS, LLP

                                        LYNCH, BREWER, HOFFMAN, & SANDS, LLP